UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

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The Standard Register Company

(Exact name of registrant as specified in its charter)

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Ohio	1-1097	31-0455440
(State or other jurisdiction ofincorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio (Address of principal executive offices)	45417 (Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2014, Anthony J. DiNello notified The Standard Register Company (the ”Company”) that he was resigning from the Board of Directors, effective immediately.  Mr. DiNello had been designated by Silver Point Capital, L.P. on behalf of the Minority Shareholders, as defined in the Company’s Definitive Proxy Statement dated October 4, 2013 (the “Proxy Statement”), to be a director of the Company.  The Minority Shareholders right to designate directors is described in more detail in the Proxy Statement.  As a result of Mr. DiNello’s resignation, the Minority Shareholders have the right to designate a replacement director to the Company’s Board of Directors and on December 24, 2014, Silver Point Capital, L.P. notified the Company that it had designated Frederic F. Brace to be a director of the Company.  On December 29, 2014, following the Corporate Governance and Nominating Committee of the Board of Directors having interviewed Mr. Brace and reviewing and recommending his appointment as a director, the Board of Directors appointed Mr. Brace as a director of the Company to fill the vacancy created by Mr. DiNello’s resignation.  The Board of Directors also named Mr. Brace as a member of the Audit Committee.

Frederic F. Brace, 57, has served as a director of Anixter International Inc. since 2009.  In addition, from January 2014 to December 31, 2014, Mr. Brace served as the President of Niko Resources Ltd., an exploration and production company.  Prior to that, Mr. Brace was Executive Vice President, Chief Administrative Officer and Chief Restructuring Officer from 2010 to March 2012 and Chief Financial Officer from March 2011 to March 2012 of The Great Atlantic & Pacific Tea Company, a retail food business (in December 2010, The Great Atlantic & Pacific Tea Company filed for protection under Chapter 11 of the Bankruptcy Code; it emerged from bankruptcy in March 2012).  Mr. Brace is a former director of Edison Mission Energy, The Great Atlantic & Pacific Tea Company, BearingPoint, Inc. and SIRVA, Inc.

The Company believes Mr. Brace’s qualifications to serve on the Board of Directors include his broad-based executive, director and management experience with several public companies in transition as well as his considerable experience in the areas of finance and accounting.

Item 7.01

Regulation FD Disclosure.

The Company is engaging with the lenders under its senior secured credit facilities with respect to the Company’s financing arrangements, including having discussions regarding a potential amendment or refinancing.

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.  Forward-looking statements include statements in which we use words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.  All statements regarding expectations related to future events are forward-looking statements that involve certain risks and uncertainties. Because forward-looking statements deal with future events, actual results could differ materially from our current expectations depending on a variety of factors including, but not limited to: unanticipated problems with the integration of WorkflowOne into Standard Register; our access to capital for expanding our solutions; the pace at which digital technologies and EHR adoption erode the demand for certain products and services; the success of our plans to deal with the threats and opportunities brought by digital technology and EHR adoption; results of cost-containment strategies and restructuring programs; our ability to attract and retain key personnel; variation in demand and acceptance of the Company’s products and services; frequency, magnitude, and timing of paper and other raw material price changes; timing of the completion and integration of acquisitions; our ability to meet debt covenants; general business and economic conditions beyond our control; consequences of competitive factors in the marketplace including the ability to attract and retain customers; and the risk factors contained in our filings with the Securities and Exchange Commission.  These forward-looking statements are based on current expectations and estimates.  We cannot assure that such expectations will prove to be correct.  The Company undertakes no obligation to update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STANDARD REGISTER COMPANY

Date: December 31, 2014

By: /s/ Gerard D. Sowar
Gerard D. Sowar,
Executive Vice President, General Counsel
and Secretary